                                                                       EXHIBIT 3


                   AMENDMENT TO CERTIFICATE OF INCORPORATION

                                       OF

                       THE RESTAURANT HOLDING CORPORATION

                                 **************

                                   ARTICLE 4
                                 Capital Stock

         Section 1. Authorized Shares. The authorized number of shares of all classes which the Corporation is authorized to issue is 515,000, consisting solely of:

         (a) 500,000 shares of Preferred Stock, $.01 par value per share, of which 100,000 shares shall be designated Series A Preferred Stock (the "Preferred Stock"),

         (b) 5,000 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"),

         (c) 5,000 shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), and

         (d) 5,000 shares of Class C Common Stock, $.01 par value per share (the "Class C Common Stock").

         The Board of Directors of the Corporation is authorized to issue such shares of Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine.

         As used in this Article 4:

         "Applicable Redemption Premium" means, with respect to redemption of the shares of Preferred Stock made pursuant to Section 2(a)(iv) of this Article 4, an amount equal to the product of (a) the Liquidation Value of the shares so redeemed multiplied by (b) the percentage set forth in the table below opposite the period in which such redemption occurs:

            Period                                         Percentage
            -----------------------------------------      ----------
            From December 22, 1999                            5%

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
            through December 21, 2000

            From December 22, 2000                            4%
            through December 21, 2001

            From December 22, 2001                            3%
            through December 21, 2002

            After December 21, 2002                           0%

         "Common Stock" means, collectively, the Class A Common Stock, Class B Common Stock and Class C Common Stock.

         "Default Period" has the meaning set forth in Section 3(a)(ii)(C)(II) of this Article 4.

         "Dividend Payment Date" has the meaning set forth in Section 2(a)(i)(A) of this Article 4.

         "Event of Default" has the meaning set forth in the Securities Purchase Agreement.

         "Junior Stock" has the meaning set forth in Section 2(a)(i)(B) of this
Article 4.

         "Liquidation" has the meaning set forth in Section 2(a)(ii)(A) of this
Article 4.

         "Liquidation Value" means $1,000 per share of Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

         "PIK Dividend" means, with respect to the Preferred Stock, the issuance on any Dividend Payment Date of additional shares of Preferred Stock having an aggregate Liquidation Value equal to any accrued and unpaid dividends thereon.

         "Qualified Public Offering" means the Corporation's underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock in which not less than $50,000,000 of gross proceeds from such public offering are received by the Corporation for the account of the Corporation.

         "Redemption Date" as to any share of Preferred Stock, means the redemption date for such share of Preferred Stock determined pursuant to
Section 2(a)(iv) of this Article 4.


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         "Redemption Event" means the occurrence of (i) any sale or other disposition of all or substantially all of the Corporation's assets in any single transaction or series of related transactions, or any transfer or other disposition in any single transaction or series of related transactions of a majority of the Common Stock, or any merger or consolidation of the Corporation pursuant to which the Corporation is not the surviving Corporation, or (ii) the closing of any sale of the Common Stock to the public pursuant to a public offering registered under the Securities Act of 1933, as amended.

         "Redemption Price" has the meaning set forth in Section 2(a)(iv)(F) of this Article 4.

         "Securities Purchase Agreement" means the Securities Purchase Agreement, dated on or near December 22, 1999, between the Corporation and BancBoston Ventures Inc., as the same may be amended, restated, modified or supplemented and in effect from time to time.

         "Special Rights Notice" has the meaning set forth in Section 3(a)(ii)(C)(II) of this Article 4.

         "Stockholder Agreement" means the Stockholder Agreement, dated as of December 22, 1999, among the Corporation and its stockholders, as the same may be amended, restated, modified or supplemented and in effect from time to time.

         "Subsidiary" means any Person of which the Corporation or other specified Person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) ordinarily entitled to vote for the election of such Person's directors (or, in the case of a Person that is not a corporation, for those Persons exercising functions similar to directors of a corporation).

         Section 2. Preferred Stock. The Preferred Stock of the Corporation shall have the powers, privileges and rights, and the qualifications, limitations and restrictions, described in this Section 2.

         As used in this Section 2:

         (a)      Terms Applicable to Preferred Stock.

                  (i)      Dividends.

                           (A) The Corporation will pay preferential dividends
to the holders of the Preferred Stock as provided in this Section 2(a)(i). Dividends on each outstanding share of Preferred Stock will accrue cumulatively on a daily basis during each fiscal quarter of the Corporation at the rate of 8% per annum on the Liquidation Value thereof, and will be payable in arrears on the last day of each fiscal quarter (each


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such date, a "Dividend Payment Date"). In the event that any dividends accrued during any fiscal quarter are not paid (either in cash or by the issuance of a PIK Dividend) on the Dividend Payment Date with respect thereto, or, in the case of any Dividend Payment Date that is not a business day, on the next succeeding business day, the dividend rate on each share of Preferred Stock shall be increased to provide that an additional dividend shall be paid with respect to such accrued and unpaid dividends at the rate of 10% per annum, compounded quarterly, on the amount of such accrued and unpaid dividends, until such time as such dividends shall have been declared and paid as provided herein.

                           (B) Dividends on each share of Preferred Stock will
accrue from and including the date of issuance of such share to and including the date on which the Liquidation Value (plus all then accrued but unpaid dividends thereon) of such share is paid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as provided below with respect to shares of Preferred Stock issued pursuant to a PIK Dividend, the date on which the Corporation initially issues any share of Preferred Stock will be deemed to be its "date of issuance", regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. With respect to any share of Preferred Stock issued pursuant to a PIK Dividend, the first day of the fiscal quarter following the applicable Dividend Payment Date giving rise to such PIK Dividend shall be deemed to be its "date of issuance", regardless of the number of times transfer of such share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such share. No dividends or other distributions will be paid, declared or set apart with respect to the Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Preferred Stock (together with the Common Stock, "Junior Stock") without the prior written consent of the holders of a majority of the then outstanding shares of Preferred Stock, unless all accrued but unpaid dividends on the Preferred Stock shall have been paid.

                           (C) If at any time the Corporation pays less than
the total amount of dividends then accrued with respect to the Preferred Stock, such payment will be distributed ratably among the holders of the Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of Preferred Stock held by each such holder.

                           (D) All dividends payable on the Preferred Stock
pursuant to this Section 2(a)(i) shall be paid in cash, except that, the Corporation may, at its option, pay all or any portion of any accrued and unpaid dividends payable on any Dividend Payment Date, by the issuance of a PIK Dividend. All shares of Preferred Stock issued pursuant to a PIK Dividend will thereupon be duly authorized, validly issued, fully paid and non-assessable. Each such PIK Dividend shall be made pro rata with respect to the



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outstanding shares of Preferred Stock in accordance with the respective dividends then due and payable thereon. Dividends with respect to such additional shares of Preferred Stock issued as a PIK Dividend shall accrue at the rates and be due and payable on the Dividend Payment Dates and on the other terms set forth in this Section 2(a)(i).

                  (ii)     Liquidation.

                           (A) Upon any voluntary or involuntary liquidation,
dissolution or winding up of the Corporation (each such event being hereafter referred to as a "Liquidation"), the holders of Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Junior Stock, an amount in cash equal to the Liquidation Value of each share of Preferred Stock, plus all then accrued and unpaid dividends to the date of payment, and the holders of Preferred Stock will not be entitled to any further payment. If, upon any Liquidation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the then aggregate Liquidation Value (plus all then accrued but unpaid dividends) of the Preferred Stock held by each such holder.

                           (B) Upon and after any Liquidation, unless and until
the holder of each share of Preferred Stock receives payment in full of the Liquidation Value plus all accrued and unpaid dividends on such share of Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any class or series of Junior Stock. Upon and after any Liquidation, after the payment of all preferential amounts required to be paid to the holders of Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Preferred Stock, the holders of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

                  (iii)    Voting Rights.

                           (A) General. Except as otherwise provided in clause
(B) of this Section 2(a)(iii), or as otherwise required by law, the holders of Preferred Stock will have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval.

                           (B) No Amendment, Alteration or Repeal. The
Corporation will not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock so as to affect adversely the Preferred Stock without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the increase in the number of authorized shares of Preferred Stock or the


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authorization or issuance of any series of preferred stock with either preference or priority over the Preferred Stock or parity with the Preferred Stock as to the right to receive either dividends or amounts distributable upon a Liquidation of the Corporation shall be deemed to affect adversely the Preferred Stock.

                  (iv)     Redemptions.

                           (A) Mandatory Redemption. Subject to subsection (C)
of this Section 2(a)(iv), (x) the Corporation will redeem all of the shares of Preferred Stock outstanding on December 22, 2006 at a price per share equal to the Redemption Price, (y) the Corporation will, upon the occurrence of any Redemption Event, redeem all of the Preferred Stock then outstanding at a price per share equal to the Redemption Price unless, in the case of such Redemption Event, the holders of a majority of the outstanding shares of Preferred Stock advise the Corporation in writing that they do not wish to be redeemed in connection with such Redemption Event in which case no shares of Preferred Stock shall be redeemed in connection with such Redemption Event and (z) the Corporation will, upon the occurrence of any Event of Default, redeem all of the Preferred Stock then outstanding at a price per share equal to the Redemption Price within 30 days after receipt of notice from the holders of a majority of the outstanding shares of Preferred Stock requiring such redemption.

                           (B) Optional Redemption. Subject to subsection (C)
of this Section 2(a)(iv), the Corporation shall be entitled at any time to redeem all of the shares of Preferred Stock then outstanding at a price per share equal to the Redemption Price thereof.

                           (C) Contractual Prohibitions. Notwithstanding any
other provision herein to the contrary, no redemption of any shares of Preferred Stock shall be made by the Corporation at any time when such redemption would be prohibited by the terms of any credit or other financing agreement with any lender to the Corporation or any of its Subsidiaries; provided that the failure to make such redemption as a consequence of such prohibition shall be deemed for all purposes to be a default by the Corporation of its obligations under this Section 2(a)(iv) and to constitute an Event of Default.

                           (D) Late Payments. If any share of Preferred Stock
is not redeemed on the date scheduled for redemption pursuant to this Section 2(a)(iv) other than with the consent of the holders of a majority of the outstanding shares of Preferred Stock (whether as a consequence of the prohibitions described in Section 2(a)(iv)(C) hereof or otherwise), the dividend rate applicable to such share shall be increased to 18% per annum, compounded annually, accruing from such scheduled redemption date to the date on which such share actually shall be redeemed.

                           (E) Notice of Redemption. The Corporation shall
provide written notice of any event giving rise to the redemption of Preferred Stock pursuant to


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this Section 2(a)(iv) specifying the time and place of redemption and the
Redemption Price per share, by telecopier, overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid, to each holder of record of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Any such notice shall be effective (a) if delivered personally or by telecopier, when received, (b) if sent by overnight courier, when receipted for, and (c) if mailed, five (5) days after being mailed as described above. If less than all the shares of Preferred Stock owned by such holder are then to be redeemed, the notice will also specify the number of shares of Preferred Stock which are to be redeemed.

                           (F) Redemption Price and Priority of Payment. For
each share of Preferred Stock which is to be redeemed, the Corporation will be obligated on the applicable Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock), in immediately available funds, an amount (the "Redemption Price") equal to (1) the Liquidation Value thereof plus all accrued and unpaid dividends thereon plus
(2) in the case of any redemption pursuant to this Section 2(a)(iv) that is not made in connection with the closing of a Redemption Event, the Applicable Redemption Premium. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock ratably among the holders of such shares to be redeemed based upon the aggregate Redemption Price of such shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed. In case fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within seven business days after surrender of the certificate representing the redeemed shares of Preferred Stock.

                           (G) Pro Rata Treatment of Preferred Stock. The
number of shares of Preferred Stock to be redeemed from each holder thereof in redemptions hereunder will be the number of shares of Preferred Stock determined by multiplying the total number of shares of Preferred Stock to be redeemed from a holder by a fraction, the numerator of which will be the total number of shares of Preferred Stock then held by such holder and the denominator of which will be the total number of shares of Preferred Stock then outstanding. The Corporation shall not redeem, repurchase or otherwise acquire any Preferred Stock except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock


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on the basis of the aggregate Redemption Price of the shares of Preferred Stock owned by each such holder.

                           (H) Dividends after Redemption Date. No share of
Preferred Stock is entitled to any dividends accruing after the date on which the Redemption Price of such share is paid. On such date all rights of the holder of such share of Preferred Stock will cease, and such share of Preferred Stock will be deemed not to be outstanding.

                           (I) Payments on Junior Stock. If and so long as
there are any shares of Preferred Stock outstanding which the Corporation has become obligated to redeem pursuant to this Section 2(a)(iv), until the Corporation has redeemed all of such shares of Preferred Stock, the Corporation shall not, without the prior written consent of the holders of a majority of the then outstanding shares of Preferred Stock, redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any class or series of Junior Stock except for repurchases of Common Stock from employees of the Corporation in connection with the termination of their employment which are made in compliance with the Stockholder Agreement.

         Section 3.        Common Stock.

         (a)      Terms Applicable to Common Stock.

                  (i)      Dividend and Other Rights of Common Stock.

                           (A) Ratable Treatment. Except as specifically
otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock, in shares of Class B Common Stock to holders of Class B Common Stock and in shares of Class C Common Stock to holders of Class C Common Stock.

                           (B) Dividends. Subject to the provisions of Section
2 of this Article 4, the holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon any Liquidation of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock.


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                  (ii)     Voting Rights of Common Stock.

                           (A) Class A Common Stock. Except as otherwise
provided by law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder.

                           (B) Class B Common Stock. Except as otherwise
provided by law, the holders of Class B Common Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

                           (C) Class C Common Stock.

                               (I) Except as otherwise provided by law, the holders of Class C Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval. Except as provided in
         Section 3(a)(ii)(C)(II) below, each holder of Class C Common Stock shall be entitled to one vote for each share of Class C Common Stock held of record by such holder, and holders of Class A Common Stock and Class C Common Stock shall vote together as a single class.

                               (II) So long as an Event of Default shall be continuing, the holders of a majority of the outstanding shares of Class C Common Stock shall be entitled to deliver a written notice to the Corporation at its principal office stating that an Event of Default has occurred and is continuing and specifying the nature of such default (a "Special Rights Notice"). At all times after such delivery of a Special Rights Notice and during that period (a "Default Period") commencing on delivery to the Corporation at its principal office of such Special Rights Notice and ending on the first to occur of (A) the fifth anniversary of delivery of a Special Rights Notice, or (B) the date of delivery by the holders of a majority of the outstanding shares of Class C Common Stock of a written notice to the Corporation waiving any further exercise by such holders of their rights under this Section 3(a)(ii)(C)(II) with respect to such Event of Default, or (C) the date on which no shares of Class C Common Stock are outstanding, or (D) the completion of a Qualified Public Offering, each holder of Class C Common Stock shall be entitled to have [100] votes for each share of Class C Common Stock held of record by such holder and the holders of Class C Common Stock shall be entitled to the rights with respect to the election of directors set forth in
         Section 3(a)(ii)(C)(III) below and shall be entitled to vote with the holders of Class A Common Stock, voting together as a single class, on all matters, other than the election or removal of directors, submitted to stockholders of the Corporation for vote, consent or approval. Within ten days


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         after any delivery of a Special Rights Notice, the Board of Directors shall call a special meeting of stockholders for the election of directors to be held upon not less than 15 nor more than 30 days' notice to such holders. If such notice of meeting is not given within the ten (10) days required above, the holders of a majority of the outstanding shares of Class C Common Stock may also call such meeting and shall have access to the stock books and records of the Corporation for such purpose. At any meeting so called or at any other meeting held (or consent action taken) at any time after the delivery of a Special Rights Notice, holders of Class C Common Stock shall be entitled to the number of votes per share provided in this Section 3(a)(ii)(C). At any such meeting, the holders of a majority of the aggregate number of the then outstanding shares of Class C Common Stock, present in person or by proxy, shall be sufficient to constitute a quorum.

                               (III) At any meeting of stockholders for the purpose of election of directors called as provided in Section 3(a)(ii)(C)(II) above during a Default Period, holders of Class C Common Stock, voting together as a separate class, shall be entitled to elect that number of directors as is equal to a majority of the board of directors of the Corporation, and the holders of Class A Common Stock, voting together as a separate class, shall be entitled to elect the balance of the board of directors of the Corporation, in each case in accordance with the terms and provisions of the Stockholder Agreement. Upon the election by holders of Class C Common Stock of the directors they are entitled to elect as provided above, the terms of office of all persons who were previously directors of the Corporation shall immediately terminate.

                               (IV) In case of any vacancy in the office of any director occurring among the directors elected by holders of Class C Common Stock pursuant to the foregoing provisions of this subsection
         (C), the remaining directors elected by holders of Class C Common Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may, if permitted by law and subject to the provisions of subsection (III) above, elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant. Any director who shall have been elected by holders of Class C Common Stock (or by any directors so elected by directors elected by the holders of Class C Common Stock as provided in this subsection (IV)) may be removed during his term of office, either with or without cause, by, and only by, the affirmative vote of holders of Class C Common Stock given at a special meeting of such stockholders duly called for that purpose.

                               (V) Within ten days after the end of a Default Period, the Board of Directors shall call a special meeting for the election of directors to be held upon not less than 15 nor more than 30 days' notice to such


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         stockholders. If such notice is not given within such ten day period, the holders of a majority of the outstanding Class A Common Stock and Class C Common Stock may also call such meeting and shall have access to the stock books and records of the Corporation for such purpose. At any meeting so called, the holders of Class C Common Stock shall be subject to the voting rights set forth in Section 3(a)(ii)(C)(I) and the holders of a majority of the shares of Class A Common Stock and Class C Common Stock, voting together as a single class, shall be entitled to elect the board of directors of the Corporation in accordance with the terms and provisions of the Stockholder Agreement.

                               (VI) The provisions of this Section 3(a)(ii)(C) shall not be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Class C Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

                  (iii)    Conversion.

                           (A) Conversion of Class A Common Stock. Subject to
and upon compliance with the provisions of this subsection (iii), each record holder of Class A Common Stock is entitled at any time and from time to time to convert any or all of the shares of Class A Common Stock held by it into the same number of shares of Class B Common Stock.

                           (B) Conversion of Class C Common Stock. Subject to
and upon compliance with the provisions of this subsection (iii), each record holder of Class C Common Stock shall be entitled at any time and from time to time to convert any and all of the shares of Class C Common Stock held by it into the same number of shares of Class B Common Stock.

                           (C) Automatic Conversion. Except as provided in
Section 3(a)(iii)(E), upon the closing of a Qualified Public Offering, all shares of Class B Common Stock then issued and outstanding and all shares of Class C Common Stock then issued and outstanding shall be converted, without any further action by the holders thereof, into shares of Class A Common Stock.

                           (D) Conversion Procedure.

                               (I)   Each conversion of shares of Class A
         Common Stock, shares of Class B Common Stock or shares of Class C Common Stock will be effected by the surrender to the Corporation of the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank, with signatures guaranteed if reasonably requested by the Corporation, at the principal office of the Corporation (or such other office or agency of the


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         Corporation as the Corporation may designate in writing to the holder or holders of the Common Stock) at any time during its usual business hours, and in the case of the conversion of Class A Common Stock or Class C Common Stock pursuant to paragraphs (A) or (B) of this subsection (iii), the delivery of written notice by the holder of such Class A Common Stock or Class C Common Stock stating that such holder desires to convert all or a stated number of the shares of Class A Common Stock or Class C Common Stock represented by such certificate or certificates into Class B Common Stock, which notice will also state the name or names (with addresses) and denominations in which the certificate or certificates for such shares will be issued and will include instructions for delivery thereof.

                               (II)  Promptly after such surrender and the
         receipt of such written notice and statement, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the Class A Common Stock or Class B Common Stock issuable upon such conversion. In addition, the Corporation will deliver to the converting holder a certificate representing any portion of the shares of Class A Common Stock or Class C Common Stock which had been represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. Such conversion, to the extent permitted by law, will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered in accordance herewith and such notice has been received in the case of any conversion pursuant to paragraphs (A) or (B) of this subsection (iii), and upon the closing of a Qualified Public Offering in the case of a conversion pursuant to paragraph (C) of this subsection (iii), and at such time the rights of the holder of such Class A Common Stock, Class B Common Stock or Class C Common Stock, as the case may be (or specified portion thereof), as such holder will cease, and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock or Class B Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock represented thereby.

                               (III) The Corporation will at all times (A) reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock and Class C Common Stock as provided in this Section, such number of shares of Class A Common Stock as are then issuable upon conversion of all then outstanding shares of Class B Common Stock and Class C Common Stock into shares of Class A Common Stock hereunder, and (B) reserve and keep available out of its authorized but unissued shares of Class B Common Stock or its treasury shares


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         of Class B Common Stock, solely for the purpose of issuance upon conversion of the Class A Common Stock and Class C Common Stock as provided in this Section, such number of shares of Class B Common Stock as are then issuable upon conversion of all then outstanding shares of Class A Common Stock and Class C Common Stock into shares of Class B Common Stock hereunder. Notwithstanding the foregoing, if, at any time, there shall be an insufficient number of authorized or treasury shares of Class A Common Stock available for issuance upon conversion of Class B Common Stock or Class C Common Stock, or an insufficient number of authorized or treasury shares of Class B Common Stock available for issuance upon conversion of Class A Common Stock or Class C Common Stock, the Corporation will take all action necessary to propose and recommend to the stockholders of the Corporation that this Certificate of Incorporation be amended to authorize additional shares in an amount sufficient to provide adequate reserves of shares for issuance upon such conversion, including the diligent solicitation of votes and proxies to vote in favor of such an amendment. All shares of Class A Common Stock and Class B Common Stock which are issuable upon conversion hereunder will, when issued, be duly and validly issued, fully paid and nonassessable.

                               (IV) The issuance of certificates for shares of Class A Common Stock upon automatic conversion of Class B Common Stock or Class C Common Stock and for shares of Class B Common Stock upon conversion of shares of Class A Common Stock and Class C Common Stock will be made without charge to any original holder of any shares of Common Stock for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock or Class B Common Stock, provided that the Corporation will not be required to pay any such taxes or costs which may be payable in respect of any such conversion by any other person or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered holder of the shares converted.

                           (E) Restrictions on Conversion. Any other provisions
hereof to the contrary notwithstanding, no person which is a bank holding company or a subsidiary of a bank holding company (a "Bank Affiliate") as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder, shall convert shares of Class B Common Stock into shares of Class A Common Stock, if, under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such Bank Affiliate, (a) after giving effect to such conversion, such Bank Affiliate would own, control or have power to vote a greater quantity of securities of any kind than the Bank Affiliate shall be permitted to own, control or have power to vote, or (b) such conversion would not be permitted. For purposes of this subsection (E), a written statement of the Bank Affiliate converting


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

shares of Class B Common Stock into Class A Common Stock, delivered to the Corporation upon surrender of any shares of Common Stock for conversion into any shares of Class A Common Stock, to the effect that the Bank Affiliate is legally entitled to exercise its rights to convert such shares and that such conversion will not violate the prohibitions set forth in the preceding sentence, shall be conclusive and binding upon the Corporation and shall obligate the Corporation to deliver certificates representing the shares of Common Stock so converted in accordance with the other provisions hereof.


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